CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-236387 on Form S-6 of our report dated May 12, 2020, relating to the financial statement of The First Trust(R) Combined Series 600, comprising Tax Exempt Municipal Income Trust, Intermediate, Series 45, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 12, 2020